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                                  BROWN & WOOD
                             One World Trade Center
                         New York, New York  10048-0557
                           Telephone: (212) 839-5300
                           Facsimile: (212) 839-5599


                                                            October 30, 1995



Merrill Lynch Municipal Strategy Fund, Inc.
800 Scudders Mill Road
Plainsboro, NJ  08536


Dear Sir or Madam:

         We have acted as counsel for Merrill Lynch Municipal Strategy Fund, Inc., a corporation organized under the laws of the State of Maryland (the "Fund"), in connection with the organization of the Fund and its registration as a closed-end investment company under the Investment Company Act of 1940. This opinion is being furnished in connection with the registration of 10,000,000 shares of common stock, par value $0.10 per share, of the Fund (the "Shares") under the Securities Act of 1933, which registration is being effected pursuant to a registration statement on Form N-2, as amended (File No. 33-54655; the "Registration Statement").
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         As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Fund, as amended, the By-Laws of the Fund, as amended, and such other documents as we have deemed relevant to the matters referred to in this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of common stock of the Fund.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.



                                                            Very truly yours,

                                                            /s/ BROWN & WOOD





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